UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 5, 2009
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2009 Performance Bonus Plan
          On May 5, 2009, the Compensation Committee of the Board of Directors of PRG-Schultz International, Inc. (the “Company”) established the material terms for the 2009 performance bonus plan in which the Company’s principal executive officer, principal financial officer and its other currently employed named executive officers will participate. The material terms of the 2009 bonus plan are as follows:
•	The overall bonus pool under the 2009 bonus plan will be established based on the Company’s achieving a percentage of the target level of adjusted EBIDTA established by the Compensation Committee (ranging from 85% to 115% of the target). No amounts will be contributed to the bonus pool unless the Company achieves 85% of the adjusted EBIDTA target.

•	Target and maximum bonus amounts for each named executive officer under the 2009 bonus plan are established in accordance with the officer’s employment agreement.

•	Actual bonus payments to named executive officers under the 2009 bonus plan will be based (a) for all named executive officers other than those who are leaders of an operating group (such as Larry Robinson, the Company’s Senior Vice President & President — Americas), 70% on the Company’s 2009 adjusted EBIDTA performance, (b) for leaders of an operating group, such as Mr. Robinson, who serves as the leader of the Company’s Americas operating group, 35% on the Company’s 2009 adjusted EBIDTA performance and 35% on the 2009 adjusted EBITDA performance of the applicable operating group, and (c) for all named executive officers, 30% on the achievement of individual performance objectives as approved by the Compensation Committee.
CFO Resignation and Appointment of Successor
          On May 11, 2009, the Company announced that Peter Limeri, Chief Financial Officer and Treasurer will resign from the Company effective May 31, 2009. Robert B. Lee, the Company’s Controller, will succeed Mr. Limeri, taking on the additional roles of Chief Financial Officer and Treasurer effective June 1, 2009. A copy of the press release announcing Mr. Lee’s appointment and Mr. Limeri’s resignation is attached hereto as Exhibit 99.1. In connection with his appointment, the Company expects to enter into an employment agreement with Mr. Lee.
          Mr. Lee, 54, joined the Company as Controller in January 2006. From October 2002 to December 2005, Mr. Lee was a principal in Bartlett Lee Auxiliary Management, a financial services outsourcing firm. From January 1993 to October 2002, he served as CFO and Controller of Buckhead America Corporation, a publicly owned hospitality company. Buckhead America was a spin-off company of Days Inns of America where Mr. Lee had served as Controller from September 1990 to December 1992. Prior to joining Days Inns, Mr. Lee was a Senior Manager with KPMG Peat Marwick where he began his career. Mr. Lee is a Certified Public Accountant, actively licensed since 1982.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

The following exhibits are filed herewith:
99.1	Press Release dated May 11, 2009

SIGNATURES
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: May 11, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	Press Release dated May 11, 2009